UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On February 12, 2013, EXCO Resources, Inc. (the “Company”), EXCO/HGI JV Assets, LLC (“E/H-JV”), EXCO Holding MLP, Inc. (“EXCO Holding”) and Wilmington Trust Company, as trustee, entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Company’s Indenture (the “Indenture”), dated as of September 15, 2010, as amended by the First Supplemental Indenture, dated as of September 15, 2010, governing the Company’s 7.5% senior unsecured notes due September 15, 2018 (the “Senior Notes”). Pursuant to the Second Supplemental Indenture, E/H-JV and EXCO Holding agreed to guarantee the Company’s obligations under the Senior Notes and the Indenture governing the Senior Notes.

The foregoing description of the Second Supplemental Indenture is not complete and is qualified in its entirety by the Second Supplemental Indenture, which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Credit Agreement

On February 12, 2013, pursuant to the terms of the Credit Agreement, dated April 30, 2010, as amended, by and among the Company, as borrower, certain of its subsidiaries as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent (the “EXCO Resources Credit Agreement”), E/H-JV and EXCO Holding each executed and delivered to the administrative agent separate Counterpart Agreements whereby, among other things, each of E/H-JV and EXCO Holding became guarantors under the terms of the EXCO Resources Credit Agreement and granted to the administrative agent liens in certain of their respective assets to secure the obligations of the Company under the EXCO Resources Credit Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of February 12, 2013, by and among EXCO Resources, Inc., EXCO/HGI JV Assets, LLC, EXCO Holding MLP, Inc. and Wilmington Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: February 19, 2013	By:	/s/ J. Douglas Ramsey, Ph.D.
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of February 12, 2013, by and among EXCO Resources, Inc., EXCO/HGI JV Assets, LLC, EXCO Holding MLP, Inc. and Wilmington Trust Company, as trustee.